Exhibit 10.23


                  PETROLEUM HELICOPTERS, INC.
             SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


     1. Purpose. The purpose of this Petroleum Helicopters, Inc. Supplemental Executive Retirement Plan (the "Plan") is to provide certain employees of Petroleum Helicopters, Inc. and its subsidiaries and affiliates (hereinafter collectively referred to as "PHI") designated by the Compensation Committee (the "Committee") of the Board of Directors of Petroleum Helicopters, Inc. (the "Board") with retirement, disability, and death benefits to supplement other retirement benefits of said employees.

     2.   Effective Date and Term of Plan and Effect on Other Plans.   The
effective date of this Plan shall be September 14, 2000 and the Plan shall remain in effect until terminated by the Board. This Plan shall supersede and replace those certain supplemental executive retirement plans listed on Schedule A, attached hereto and made a part hereof, which plans have been terminated by the Board and, pursuant to such terminations, are null and void and of no further force and effect as of the effective date of this Plan.

     3. Plan Administration. The Plan shall be administered by the Committee. The Committee shall have full and final authority to interpret the Plan; adopt, amend and rescind rules and regulations relating to the Plan; determine the rights of employee(s) and beneficiaries to benefits under the Plan; and make all other determinations and take all other actions necessary and advisable for the administration of the Plan. The Committee may, in its sole and absolute discretion, delegate to other persons any portion of its duties under the Plan and employ advisors to provide professional services (including, but not limited to, investment advisors, attorneys and accountants).

     4. Participation. The Committee shall, in its sole and absolute discretion, determine which employees of PHI shall be participants in the Plan (such employees being hereinafter referred to collectively as "Participants" and singularly as "Participant").

     5.   Calculation of Plan Benefits.

          5.1 Base Annual Salary. The benefits payable to a Participant under this Plan shall be based on said Participant's annual salary in the year that he becomes a Participant hereunder (the "Base Annual Salary"); provided, however, that the Base Annual Salary of a Participant under this Plan who was a participant under any other PHI supplemental executive retirement plan in effect prior to this Plan (a "Prior Participant"), which plan was terminated and superseded and replaced by this Plan (the "Old Plan(s)") shall be equal to the dollar amount set forth in Schedule B.

          5.2 Base Annual Benefit. A base annual benefit shall first be calculated (the "Base Annual Benefit"). The Base Annual Benefit shall equal one-third (a) of the Participant's Base Annual Salary up to two hundred thousand dollars ($200,000), plus one-half (2) of the Participant's Base Annual Salary in excess of two hundred thousand dollars ($200,000); provided, however, that the Base Annual Benefit of a Prior Participant or a Participant who was not covered by an Old Plan shall be equal to the dollar amount set forth in Schedule B.
          5.3 Vesting of Base Annual Benefit. A Participant shall be vested in the portion of his Base Annual Benefit in accordance with the following vesting schedule if such Participant's employment with PHI terminates for any reason other than death, Disability (as hereinafter defined) or a Change in Control (as hereinafter defined):


                     Vested Percentage at
Age at    Required   Termination of Employment in
Termina-  Years
tion      of
          Service
--------  --------  ----------------------------------------------
                      2001     2002     2003      2004    2005 or
                                                           later
                      ----     ----     ----      ----    -------

  60       12         10%      20%      30%       40%       50%

  61       11         15%      25%      35%       45%       55%

  62       10         20%      30%      40%       50%       60%

  63        9         25%      35%      45%       55%       65%

  64        8         35%      45%      55%       65%       75%

  65        5        100%     100%     100%      100%      100%

The vested portion of a Participant's Base Annual Benefit, whether determined in accordance with the vesting schedule set forth in this paragraph 5.3, or determined without regard to such schedule (in the case of the death of a Participant or a Change in Control) is the amount payable in each year of the fifteen (15) year payment period established in paragraph 7 of this Plan, and is hereinafter referred to as the "Annual Benefit." For purposes of the foregoing vesting schedule, a "Year of Service" shall equal twelve (12) months of employment with PHI. In determining whether a Participant has completed twelve (12) months of employment, all nonsuccessive periods of employment with PHI, whether or not consecutive, shall be aggregated, and a month of employment shall be deemed to be thirty (30) days in the case of the aggregation of fractional months.

          5.4 Payment of Annual Benefit. The Annual Benefit shall be paid to a Participant or to his designated beneficiary or to any other person entitled to said Annual Benefit at the times and in the manner and in accordance with the terms and conditions set forth in paragraph 7 of this Plan.

          5.5 Amendment, Modification and Termination of Benefits. The benefits determined under this paragraph 5 are subject to amendment, modification and termination as provided in paragraph 16 hereof.

     6. Unfunded Plan. This Plan is an unfunded arrangement, maintained primarily to provide deferred compensation benefits to Participants who are members of a select group of management or highly compensated employees of PHI. Should PHI elect to set aside assets for any obligations under this Plan through the purchase of life insurance, mutual funds, disability policies or annuities, such assets shall not constitute funding for the Plan, shall be owned by PHI and shall be subject to the claims of PHI's creditors. PHI reserves the right in its sole and absolute discretion to sell any such assets, in whole or in part, at any time. Notwithstanding anything to the contrary contained herein, PHI shall not be required to set aside or segregate any assets of any kind to meet any obligations that it may have hereunder; and any obligation of PHI to pay benefits hereunder shall be an unsecured promise only, and a Participant's right to enforce such obligation shall be solely as a general unsecured creditor of PHI.

     7.   Distribution of Benefits.

          7.1  Distribution Upon Retirement.

          a. Retirement Benefits. Upon a Participant's retirement from active service for any reason other than death, Disability or a Change in Control, the Participant shall receive his or her Annual Benefit for a period of fifteen (15) years in equal quarterly installments commencing on the first day of the first calendar quarter following the later of the date of the Participant's retirement or the date the Participant attains age 65.

          b. Death Prior to Receipt of All Retirement Benefits. If a Participant dies after Annual Benefits become payable under paragraph 7.1(a), PHI shall continue to pay Annual Benefits during the remainder of the fifteen (15) year period (the "Remaining Retirement Benefits") in accordance with the beneficiary designation form provided by PHI last executed by the Participant prior to the Participant's death. If no such designation has been received by PHI or if all designated beneficiaries have predeceased the Participant, the remaining benefits payable under 7.1(a) shall be paid to the estate of the Participant.

          c. Death Before Benefits Become Payable. If a Participant dies after termination of employment but before Annual Benefits become payable under paragraph 7.1(a), PHI shall pay the Annual Benefits otherwise payable to the Participant in accordance with the beneficiary designation form provided by PHI last executed by the Participant prior to the Participant's death. If no such designation has been received by PHI or if all designated beneficiaries have predeceased the Participant, the remaining benefits payable under 7.1(a) shall be paid to the estate of the Participant.

          7.2 Distribution Upon Death While In Active Employment. If a Participant dies while employed by PHI, the Participant's benefits under this Plan shall become fully vested and the Annual Benefit shall be paid each year for a period of fifteen (15) years in quarterly installments commencing with the first day of the first calendar quarter following the date of the Participant's death. Said payments shall be made in accordance with the beneficiary designation form last executed by the Participant prior to Participant's death. If no such designation has been received by PHI from the Participant before his death or if all designated beneficiaries have predeceased the Participant, Annual Benefits shall be paid to the estate of the Participant.

          7.3  Distribution Upon Disability While In Active Employment.

          a. Definition of "Disabled" and "Disability." A Participant shall be deemed "Disabled" or subject to a "Disability" for purposes of this Plan if the Participant is covered by and qualifies for long-term disability under PHI's group long-term disability insurance plan, if any. If PHI has no group disability insurance plan in force for the benefit of the Participant, the Participant shall be deemed "Disabled" or subject to a "Disability" if he qualifies for benefits for permanent and total disability under Federal Old Age and Survivor Insurance provided the Disability arose while the Participant was actively employed by PHI.

          b. Disability While Actively Employed. If while actively employed by PHI, a Participant becomes Disabled, the Base Annual Benefit shall be paid each year for a period of fifteen (15) years in equal quarterly installments commencing on the first day of the first calendar quarter following the Participant's sixty-fifth (65th) birthday, provided the Participant remains Disabled until that time.

          c. Cessation of Disability Prior to Benefit Commencement. If a Participant ceases to be Disabled prior to the commencement of benefits, this paragraph 7.3 shall be inapplicable unless the Participant returns to employment with PHI and again becomes Disabled. If the Participant ceases to be Disabled and does not return to employment with PHI, such person shall cease to be a Participant covered by the Plan unless he is eligible for an Annual Benefit pursuant to Section 5.3.

          d. Cessation of Disability and Return to PHI after Benefit Commencement. If benefit payments have began under paragraph 7.3(b) and a Participant ceases to be Disabled and returns to active employment with PHI before he is paid all of the benefits to which he would have been entitled under paragraph 7.3(b), payment of benefits under this paragraph
               7.3 shall cease as of the date that he returns to employment with PHI; provided, however, that when the Participant subsequently terminates employment, he or his beneficiary as the case may be, shall be entitled to receive the Annual Benefit attributable to the remaining portion of the fifteen
               (15) year period and not the benefit specified in paragraph 7.1(a) or Section 7.2. If the Participant dies prior to receipt of all remaining payments, such remaining payments shall be paid to his beneficiary or estate as described in
               Section 7.2.

          e. Death Prior to Commencement of Benefits Due to Disability. If a Participant dies before the Base Annual Benefit becomes payable under paragraph 7.3(b), the benefit to which said Participant would have been entitled at age sixty-five (65) shall be paid each year for a period of fifteen (15) years in quarterly installments commencing with the first day of the first calendar quarter following the date of the Participant's death. Said payments shall be made in accordance with the beneficiary designation form provided by PHI last executed by the Participant prior to Participant's death. If no such designation has been received by PHI from the Participant before his death or if all designated beneficiaries have predeceased the Participant, benefits shall be paid to the estate of the Participant.

          f. Death After Commencement of Disability Benefits But Before Payment of All Base Annual Benefits Due to Disability. If a Participant dies after the Base Annual Benefit becomes payable under paragraph 7.3(b), such benefit shall continue to be paid during the remainder of the fifteen (15) year period in accordance with the beneficiary designation form provided by PHI last executed by the Participant prior to Participant's death. If no such designation has been received by PHI from the Participant before his death or if all designated beneficiaries have predeceased the Participant, remaining benefits shall be paid to the estate of the Participant.

          7.4 Distribution Upon a Change in Control. If there is a Change in Control, Annual Benefits shall be paid in accordance with paragraph 12 hereof.

          7.5 Only One Form of Benefit Payable. Notwithstanding anything to the contrary contained herein, benefits shall be payable under paragraph 7.1, 7.2 or 7.3, but not under more than one of said paragraphs and in no event shall the total amount paid to a Participant and his beneficiaries exceed the benefit payable to the Participant under paragraph 7.1(a).

     8. Noncompetition and Nondisclosure Agreement. In consideration of the benefits provided and payments to be made under this Plan, each Participant shall enter into a noncompetition and nondisclosure agreement substantially in the form attached hereto as Exhibit 1.

     9. No Right to Continue as an Employee. Neither the Plan nor any action taken pursuant to the Plan shall constitute evidence of any agreement or understanding, express or implied, that PHI will retain or rehire a Participant as an employee for any period of time or at any particular rate of compensation.

     10.  Claim Procedure and Arbitration.

          10.1 Claim for Benefits, Denial of Claim and Initial Review of Claim. In the event that a Participant (or his beneficiary) believes that he is entitled to receive benefits under this Plan, then a written claim must be made to the Committee. The Committee shall review the written claim and, if the claim is denied in whole or in part, the Committee shall provide, in writing and within ninety (90) days of receipt of such claim, its specific reasons for such denial and references to the provisions of this Plan upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by the claimant if a further review of the claim denial is desired. A claim shall be deemed denied if the Committee fails to take any action within the aforementioned ninety (90) day period.

          10.2 Second Review of Claim for Benefits. If a claimant desires to appeal the denial of a benefit, he shall notify the Committee in writing within sixty (60) days of the claim denial. A claimant may review the Plan or any documents relating thereto and submit written issues and comments that he believes are appropriate. The Committee shall then review the claim and provide a written decision within sixty (60) days of receipt of such claim.

     11. No Trust. Except as provided in paragraph 12 of this Plan, nothing contained herein and no action taken pursuant to the provisions hereof shall create or be construed to create a trust of any kind for the benefit of any Participant or any other person entitled to or claiming benefits hereunder.

     12.  Change in Control

          12.1 Benefits Upon a Change in Control. Notwithstanding anything to the contrary contained herein,

          a. If a Participant is actively employed or Disabled when a Change in Control occurs, the Annual Benefits to which a Participant would be entitled had he continued working for PHI until he reached age sixty-five (65) shall immediately become vested in such Participant and shall be paid in accordance with paragraph 7.1(a). For purposes of this paragraph, a Participant who would have less than five Years of Service at age 65 is deemed to have five Years of Service.

          b. If a Participant to whom paragraph 12.1(a) applies dies after a Change in Control, the benefits otherwise payable under paragraph 12.1(a) shall be payable under 7.2 as if the Participant were actively employed by PHI at the time of death.

          c. Any Participant or beneficiary who is receiving benefits under paragraph 7 when a Change in Control occurs shall continue to be entitled to payment of those benefits following the Change in Control in accordance with the terms of the Plan.

          12.2 Trust Upon Change in Control. PHI shall, on or before the date of the Change in Control, enter into a trust agreement (the "Trust Agreement") with the Whitney National Bank as trustee (the "Trustee") pursuant to which PHI shall contribute to a trust (the "Trust") either (i) fully paid annuity contract(s) issued by a company rated AA" or higher by A.M. Best & Co. to guarantee the benefits payable under the Plan; or (ii) cash which shall be equal to the present value of the benefits to which all Participants are entitled hereunder. The present value of such benefits shall be determined by an enrolled actuary selected by the members of the Committee prior to the Change in Control.

          12.3 Form of Trust. The Trust Agreement shall be in the form of the model trust agreement set forth in Internal Revenue Service Revenue Procedure 92-64 or any successor to or replacement of such Revenue Procedure, and may be substantially in the form of Exhibit 2, attached hereto and made a part hereof, to the extent that said Exhibit 2 conforms to said Internal Revenue Service model trust agreement.

          12.4 Trust Assets Subject to PHI's Creditors. All of the assets of the Trust shall be subject to the creditors of PHI in the event of insolvency. Any assets of the Trust remaining after all obligations with respect to the Participants have been satisfied shall be paid to PHI (or its successor, if PHI no longer exists as a legal entity).

          12.5 Definition of "Change in Control." For purpose of this Plan, the term "Change in Control" means:

          a. the purchase or other acquisition by any person, entity or group of persons of beneficial ownership of forty-five percent (45%) or more of either (i) PHI's outstanding shares of common stock; or (ii) the combined voting power of PHI's then outstanding securities entitled to vote generally; or

          b the approval by the shareholders of PHI of a reorganization, merger or consolidation with respect to which persons or entities who were shareholders of PHI immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote; or

          c. the liquidation or dissolution of PHI or the sale of all or substantially all of PHI's assets.

          12.6 Successors Included. For purposes of this paragraph 12, any reference to PHI includes any successor to PHI that results from a Change in Control.

     13. Recovery of Mistaken or Incorrect Payments. Notwithstanding anything to the contrary contained herein, a Participant or any other person receiving payments under this Plan is entitled only to those benefits provided by this Plan and shall be obligated to promptly return any payment not payable under the Plan. PHI may, in its sole and absolute discretion, (i) offset any future benefits of a Participant or any other person who refuses or neglects to return an erroneous payment of benefits; or (ii) pursue any other remedies provided by law.

     14. Breaches by Participant. In the event of any breach by a Participant of any obligations under this Plan or under the noncompetition and nondisclosure agreement referred to in paragraph 8, the Committee shall direct that any unpaid balance of any payments to such Participant be suspended and shall notify the Participant in writing of such suspension. If the Committee determines, in its sole and absolute discretion, that the Participant's breach has continued following notification of such suspension, all rights of Participant and his beneficiary or any other person under this Plan, including rights to further (or any) payments hereunder, shall thereupon terminate.

     15. Nonalienation of Benefits. Neither the Participant, nor his designated beneficiary, nor any other beneficiary hereunder shall have any power or right to transfer, assign, anticipate, pledge, hypothecate or otherwise encumber all or any part of any Annual Benefit or any right to any other payment or benefit hereunder, which benefits and rights are expressly declared to be nonassignable and nontransferable.

     16. Amendment, Modification, and Termination. The Board may at any time amend, modify or terminate the Plan; provided, however, that no such amendment, modification or termination shall deprive a Participant or his beneficiary or any other person entitled to benefits hereunder of any vested rights accrued to such persons under this Plan prior to such amendment, modification or termination. Any amendment, modification or termination of this Plan shall be in writing and shall be effective on the date specified therein.

     17. Gender. Whenever used in this Plan, the masculine gender includes the feminine and the feminine gender includes the masculine.

     18. Notice. Unless otherwise expressly provided by applicable federal law, any notice, consent or demand required or permitted to be given under the provisions of this Plan shall be in writing and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed, it shall be sent by United States certified mail, postage prepaid. If the intended recipient is a Participant or his designated beneficiary or any other beneficiary under this Plan, such notice, consent or demand shall be addressed to such person at such person's last known address as shown on PHI's records. If the intended recipient is PHI, such notice, consent or demand shall be addressed to PHI at its principal place of business at the time of the mailing of such notice, consent or demand. Unless otherwise expressly provided by applicable federal law, the date of such mailing shall be deemed the date of such notice, consent or demand.

     19. Choice of Law. The laws of the State of Louisiana shall govern the Plan, to the extent not preempted by federal law.

     IN WITNESS WHEREOF, PHI has executed this Plan on the 12th day of October, 2000.


WITNESSES:                          PETROLEUM HELICOPTERS, INC.:

/s/ Michael J. McCann               By:/s/ Carroll W. Suggs
                                        Carroll W. Suggs
                                        Chairman of the Board and
/s/ Richard Rovinelli                   Chief Executive Officer





                         ACKNOWLEDGMENT




STATE OF LOUISIANA

PARISH OF LAFAYETTE


     BE IT KNOWN, that on this 12th day of October, 2000,

before me, the undersigned Notary Public, duly commissioned, qualified and sworn within and for the State and Parish aforesaid, personally came and appeared Carroll C. Suggs, to me known to be the duly authorized Chairman of the Board and Chief Executive Officer of Petroleum Helicopters, Inc.,

who executed the above and foregoing instrument, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that she executed the above and foregoing instrument of her own free will, as her own act and deed, for the uses, purposes and benefits therein expressed on behalf of Petroleum Helicopters, Inc., and in the capacity therein stated.



WITNESSES:                          PETROLEUM HELICOPTERS, INC.


/s/ Michael J. McCann               BY:/s/ Carroll W. Suggs
                                        Carroll W. Suggs, Chairman of the
                                        Board and Chief Executive
/s/ Richard Rovinelli                   Officer





                     /s/ Cindy L. Lasseigne
              ____________________________________
                         NOTARY PUBLIC
EXHIBIT 1

                       NONCOMPETITION AND
                    NONDISCLOSURE AGREEMENT

     THIS NONCOMPETITION AND NONDISCLOSURE AGREEMENT (the "Agreement"), entered into this ____ day of __________, 2000 by and between Petroleum Helicopters, Inc., a corporation organized under the laws of the State of Louisiana ("PHI") with its principal place of business at 113 Borman Drive, Lafayette, Louisiana 70508 (the "Corporation"), and _____________________, a person of the full age of majority and a resident of __________________ (the "Employee").

                          WITNESSETH:

     WHEREAS, the Corporation is engaged in the businesses of transporting personnel and equipment to, from and among offshore platforms, providing aeromedical transportation services for hospitals and medical programs and providing aircraft maintenance services (the "Business"); and

     WHEREAS, Employee is an employee of Corporation who is a member of a select group of management or highly compensated employees of Corporation; and,

     WHEREAS, Employee has had access to certain highly sensitive, special, unique information of the Corporation that is confidential or proprietary; and

     WHEREAS, Corporation wishes to induce Employee to remain in its employ by providing to Employee the opportunity to receive certain benefits and incentives, all as set forth in that certain Petroleum Helicopters, Inc. Supplemental Executive Retirement Plan dated September 14, 2000 (the "Benefits") and Employee wishes to agree not to compete with Corporation and not to disclose Corporation's confidential or proprietary information as additional consideration for Corporation providing Employee the opportunity to receive the Benefits.

     NOW THEREFORE, in consideration of the foregoing and of the mutual promises of the parties hereinafter contained, and of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually agreed by and between the parties as follows:

     1. Restriction on Actions. Employee hereby agrees to restrict his actions as provided in this Agreement and acknowledges that such restrictions are reasonable in light of the Business and the Corporation providing Employee the opportunity to receive the Benefits.

     2. Corporation's Territory. Employee acknowledges that the Corporation's sales and operations territory and area of goodwill relating to the Business includes all of the parishes of the State of Louisiana set forth on Schedule 1 and within all of the states set forth on said Schedule 1, attached hereto and made a part hereof (the "Territory").

     3. Noncompetion During Employment. Employee agrees that for as long as he remains employed by Corporation, he will devote substantially all of his time, skill, diligence and attention to the Business. Employee further agrees that during such period of employment he will not, directly or indirectly, either:

     (a) make any statement or perform any act intended to advance an interest or any existing or prospective competitor of the Corporation that may or will injure Corporation in its relationship and dealing with any Customer (as hereinafter defined), or any existing or potential supplier or creditor;

     (b) solicit or encourage any other employee of Corporation to do any act that is disloyal to Corporation or inconsistent with Corporation's interest or in violation of Corporation's policies or of any provision of any of the plans pursuant to which the Benefits are provided;

     (c) solicit any other employee to participate in or assist with the formation or operations of any business intended to compete with Corporation or with respect to the possible future employment of such other employee by any such business;

     (d) discuss with any Customer, or any existing or potential supplier or creditor of Corporation that Employee intends to resign, or make any statement or do any act intended to cause any Customer or an existing or potential supplier or creditor of Corporation to learn of Employee's intention to resign;

     (e) discuss with any Customer or any existing or potential supplier or creditor of Corporation the present or future availability of services or products provided by a business that competes with or, where such services or products are competitive, with services or products that Corporation provides.

     4. Noncompetion After Employment Ceases. Employee agrees that during the period beginning on the date of this Agreement and ending two
(2) years from the date that Employee ceases to be employed by Corporation for any reason, he will not, directly or indirectly, either:

     (a) have any interest in (whether as proprietor, officer, director or otherwise),enter the employment of, act as agent, broker, licensor or distributor for or adviser or consultant to, or in any way assist (whether by solicitation of customers or employees or otherwise) any person, firm, corporation or business entity that is engaged, or which Employee reasonably knows is undertaking to become engaged, in the Territory in the Business or in a business similar thereto;

     (b) solicit, divert or take away, or attempt to solicit, divert or take away any Customer or the business of any Customer with respect to the products or services of the Corporation sold (or offered for sale) to such Customer;

     (c) attempt to seek to cause any Customer to refrain, in any respect, from maintaining or acquiring any product or service of the Corporation sold (or offered for sale) to such Customer;

     (d) render services to or share in the earnings of or invest in the stock, bonds or other securities of any other entity directly or indirectly engaged in the Business or in a business similar thereto within the Territory; provided, however, that Employee may own passive investments of not more than one percent (1%) of the outstanding stocks, bonds, or other securities of any similar business (but without otherwise participating in such similar business) if such stocks, bonds or other securities are registered under Section 12(b) or (g) of the Securities Exchange Act of 1934, as amended.

     5. Definition of "Customer". The term "Customer," as used herein, means any actual customer of Corporation or any potential customer of the Corporation located in the Territory.

     6.   Trade Secrets; Confidential Information.

     (a) General. Employee recognizes and acknowledges that he has had access to certain highly sensitive, special, unique information of Corporation that is confidential or proprietary. Employee hereby covenants and agrees that he will not (i) as to Trade Secrets, so long as they remain Trade Secrets; and (ii) as to Confidential Information, during the period that Employee is employed by Corporation and until three (3) years after the date on which (i) Employee ceases to be employed by Corporation for any reason other than death; or (ii) is Disabled, use or disclose any Confidential Information or Trade Secrets except in connection with Employee's duties as an employee of Corporation; provided, however, that the foregoing restrictions shall not apply to items that, through no fault of Employee, have entered the public domain.

     (b) Definitions of "Trade Secret" and "Confidential Information". For purposes of this Agreement, the following definitions shall apply:

          (i) "Trade Secret" means the whole or any portion or phase of any scientific or technical information, design, process, procedure, formula, pattern, compilation, program, device, method, technique or improvement, whether in written or other form, with respect to the Business on the date of this Agreement that is valuable and secret (in the sense that it is not generally known to competitors of the Corporation).

          (ii) "Confidential Information" means any data or information, whether in written or other form, with respect to the Business on the date of this Agreement, other than Trade Secrets, that is material to the Corporation and not generally known by the public. To the extent consistent with the foregoing definition, Confidential Information includes without limitation: (A) pricing procedures and financing methods of the Corporation, together with any techniques utilized by the Corporation in designing, developing, manufacturing, testing or marketing its products or in performing services for Customers and accounts of the Corporation; (B) Customer lists, the special requirements of particular Customers, and the current and anticipated requirements of Customers generally for the products or services of the Corporation; (C) any contracts, working drawings, designs, product specifications, software programs, source codes or similar information of the Corporation; (D) the specifications of any new products or services under development by the Corporation; (E) the sources of supply for any integrated components and materials used for any production, assembly or packaging by the Corporation and the quality, prices, and usage of any such components and materials; and (F) the business plans and financial statements, reports and projections of the Corporation.

     (c) Ownership; Return. Employee acknowledges that all Trade Secrets and Confidential Information are and shall be the sole, exclusive and valuable property of Corporation, and that Employee has and shall acquire no right, title or interest therein. Any and all printed, typed, written or other material that Employee may have or obtain with respect to Trade Secrets or Confidential Information (including without limitation all copyrights therein) shall be and remain the exclusive property of Corporation, and any and all material (including any copies) shall, upon Employee's Disability or cessation of employment for any reason be promptly delivered to Corporation.

     7. Remedies. Employee acknowledges that any violation of this Agreement may cause irreparable harm to Corporation and that damages are not an adequate remedy. Employee therefore agrees that Corporation shall be entitled to an injunction by an appropriate court in the appropriate jurisdiction, enjoining, prohibiting and restraining Employee from the continuance of any such violation, in addition to any monetary damages which might occur by reason of the violation of this Agreement. The remedies provided in this Agreement are cumulative and shall not exclude any other remedies to which any party to this Agreement may be entitled under this Agreement or applicable law, and the exercise of a remedy shall not be deemed an election excluding any other remedy (any such claim by the other party to this Agreement being hereby waived).

     8. Modification. It is understood and agreed by the parties hereto that should any portion, provision or clause of this Agreement be deemed too broad to permit enforcement to its full extent, then it shall be enforced to the maximum extent permitted by law, and Employee hereby consents and agrees that such scope maybe judicially modified accordingly in any proceeding brought to enforce such restriction.

     9. Independent. The covenants and agreements set forth in this Agreement shall be deemed, and shall be construed as, separate and independent covenants and agreements, and should any part or provision of such covenants or agreements be held invalid, void or unenforceable by any court of competent jurisdiction, such invalidity, voidness or unenforceability shall in no way render invalid, void or unenforceable any other part or provision of such covenants and agreements or any separate covenant not declared invalid, void or unenforceable; and this Agreement shall in that case be construed as if the void, invalid or unenforceable provisions were omitted.

     10.  Miscellaneous.

     (a) Notice. All notices under this Agreement shall be in writing and given either in person, by express overnight service or mailed first class mail, postage prepaid, to the address of the party to this Agreement set forth below said party's signature or to such other address as a party to this Agreement may furnish to the other as provided in this sentence, and shall be deemed received on the date of personal delivery, on the first business day after sent by express overnight service; and if notice is given pursuant to the foregoing of a permitted successor or assign, then notice shall thereafter be given pursuant to the foregoing to such permitted successor or assign.

     (b) Assignment; Binding Effect. Employee shall not assign, transfer or delegate any rights or obligations under this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, devisees, legatees or other successors and assigns.

     (c) Gender; Captions. Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders. Titles and captions of or in this Agreement are inserted only as a matter of convenience and for reference and in no way affect the scope of this Agreement or the intent of its provisions.

     (d) Severability. In the event that any court of competent jurisdiction shall determine that any provision of this Agreement is invalid, such determination shall not affect the validity of any other provision of this Agreement, which shall remain in full force and effect and which shall be construed as to be valid under applicable law.

     (e) Certain Definitions. The parties agree that 'applicable law" means all provisions of any constitution, statute, law, rule, regulation, decision, order, decree, judgment, release, license, permit, stipulation or other official pronouncement enacted, promulgated or issued by any governmental authority or arbitrator or arbitration panel; that "governmental authority" means any legislative, executive, judicial, quasijudicial or other public authority, agency, department, bureau, division, unit, court or other public body, person or entity; and that "including" and other words or phrases of inclusion, if any, shall not be construed as terms of limitation, so that references to "included" matters shall be regarded as non-exclusive, non-characterizing illustrations.

     (f) Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement with respect to its subject matter hereof, supersedes all prior agreements, if any, of the parties to this Agreement with respect to its subject matter, and may not be amended except in writing signed by the party to this Agreement against whom the change is being asserted.

     (g) No Waiver. The failure of any party to this Agreement at any time or times to require the performance of any provisions of this Agreement shall in no manner affect the right to enforce the same; and no waiver by any party to this Agreement of any provision (or of a breach of any provision) of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision (or of a breach of any other provision) of this Agreement.

     (h) Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Louisiana, without regard to its conflicts of laws provisions.

     (i) Counterparts. This Agreement may be executed in two or more copies, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or its terms to produce or account for more than one of such copies.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on ____ day of ______________, 2000.

WITNESSES:                           PETROLEUM HELICOPTERS, INC.:


___________________________________  By:______________________________
                                        Carroll W. Suggs
                                        Chairman of the Board and
___________________________________     Chief Executive Officer

                                     Address:  113 Borman Drive
                                               Lafayette, Louisiana  70508


                                     EMPLOYEE:


___________________________________  ____________________________________

___________________________________  Address:
                                     ________________________

                                     ________________________





                         ACKNOWLEDGMENT



STATE OF LOUISIANA

PARISH OF ____________________


     BE IT KNOWN, that on this _____ day of _________________, __________,

before me, the undersigned Notary Public, duly commissioned, qualified and sworn within and for the State and Parish aforesaid, personally came and appeared Carroll C. Suggs, to me known to be the duly authorized Chairman of the Board and Chief Executive Officer of Petroleum Helicopters, Inc.,

who executed the above and foregoing instrument, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that she executed the above and foregoing instrument of her own free will, as her own act and deed, for the uses, purposes and benefits therein expressed on behalf of Petroleum Helicopters, Inc., and in the capacity therein stated.

WITNESSES:                          PETROLEUM HELICOPTERS, INC.


__________________________________  BY:________________________________
                                        Carroll W. Suggs, Chairman of the
                                        Board and Chief Executive
__________________________________      Officer




                __________________________________
                         NOTARY PUBLIC





                         ACKNOWLEDGMENT


STATE OF LOUISIANA

PARISH OF ________________


     BE IT KNOWN, that on this _____ day of _________________, _______,

before me, the undersigned Notary Public, duly commissioned, qualified and sworn within and for the State and Parish aforesaid, personally came and appeared _____________________________, to me known to be the identical person who executed the above and foregoing instrument, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that he executed the above and foregoing instrument of his own free will, as his own act and deed, for the uses, purposes and benefits therein expressed.


WITNESSES:                      EMPLOYEE:

________________________        __________________________


________________________



                   ______________________________
                         NOTARY PUBLIC









                           SCHEDULE 1
                  TERRITORY OF PHI's BUSINESS




Following are the Parishes in Louisiana in which PHI carries on Business:

1.   Calcasieu
2.   Cameron
3.   East Baton Rouge
4.   Jefferson
5.   Lafayette
6.   Lafourche
7.   Orleans
8.   Plaquemines
9.   Rapides
10.  St. Bernard
11.  St. Mary
12.  Terrebonne
13.  Vermillion

Following are the States, other than Louisiana, in which PHI carries on
Business:

1.   Alabama
2.   Arizona
3.   California
4.   Colorado
5.   Florida
6.   Illinois
7.   Kentucky
8.   Michigan
9.   Mississippi
10.  North Dakota
11.  Ohio
12.  South Carolina
13.  Texas
14.  Wisconsin






                           EXHIBIT 2

                          TRUST UNDER
        CERTAIN NONQUALIFIED DEFERRED COMPENSATION PLANS
                 OF PETROLEUM HELICOPTERS, INC.


     THIS AGREEMENT (the "Trust Agreement") made this _____ day of __________, __________ by and between Petroleum Helicopters, Inc., a corporation organized under the laws of the State of Louisiana,("PHI") with its principal place of business at 113 Borman Drive, Lafayette, Louisiana 70508 (the "Company") and Whitney National Bank, a______________________, with its principal place of business at ___________________, New Orleans, Louisiana ___________ (the "Trustee");

                          WITNESSETH:

     WHEREAS, Company has adopted the nonqualified deferred compensation plans listed in Appendix A, attached hereto and made a part hereof (the "Plans"); and

     WHEREAS, Company has incurred or expects to incur liability under the terms of such Plans with respect to the individuals participating in such Plans; and

     WHEREAS, Company wishes to establish a trust (hereinafter called the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plans; and

     WHEREAS, it is the intention of the parties hererto that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

     WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans; and

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

     Section 1.     Establishment of Trust.
                    -----------------------

     (a) Company hereby deposits with Trustee in trust __________ [insert amount deposited], which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

     (b) The Trust hereby established is revocable by Company; it shall become irrevocable upon a Change of Control, as defined herein.

     (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

     (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plans participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

     (e) Upon a Change of Control, Company shall, by not later than the date of a Change of Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plans as of the date on which the Change of Control occurred. To the extent that the Plans or any agreement between the participants in and/or beneficiaries of the Plans and the Company provide for a method of determining the amount to be contributed to the Trust, said method shall be employed to determine the amount that shall be contributed to the Trust pursuant to this Section 1(e).

     (f) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

     Section 2.     Payments To Plan Participants and Their Beneficiaries.
                    ------------------------------------------------------

     (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.
     (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plans shall be determined by Company or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.

     (c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plans. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

     (d) Notwithstanding anything to the contrary contained herein or in the Plans, (a) in the event that the Service prevails in its claim that amounts contributed to and held in the Trust Fund, and/or earnings thereon, constitute taxable income to participant or his beneficiary for any taxable year of him or her, prior to the taxable year in which such contributions and/or earnings are distributed to him or her, or (b) in the event that legal counsel satisfactory to the Company, the Trustee and the applicable participant or his beneficiary renders an opinion that the Service would likely prevail in such a claim, the assets in the Trust Fund, to the extent constituting taxable income, shall be immediately distributed to the participant or his beneficiary. For purposes of this Section 2(d), the Service shall be deemed to have prevailed in a claim if such claim is upheld by a court of final jurisdiction, or if the Trustee, based upon an opinion of legal counsel satisfactory to the Company, the Trustee and the participant or his beneficiary, fails to appeal a decision of the Service, or a court of applicable jurisdiction, with respect to such claim, to an appropriate Service appeals authority or to a court of higher jurisdiction within the appropriate time period.

     Section 3.     Trustee Responsibility Regarding Payments to Trust
                    --------------------------------------------------
Beneficiary When Company Is Insolvent.
--------------------------------------

     (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due; or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     (b)  At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

          (1) The Board of Directors and Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency.
If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

          (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

          (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trustee for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plans or otherwise.

          (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

     (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

     Section 4.     Payments to Company.
                    --------------------

     Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plans.

     Section 5.     Investment Authority.
                    ---------------------

     In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants.

     Section 6.     Disposition of Income.
                    ----------------------

     During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

     Section 7.     Accounting by Trustee.
                    ----------------------

     Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within _______ [insert number] days following the close of each calendar year and within _______ [insert number] days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

     Section 8.     Responsibility of Trustee.
                    --------------------------

          (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

          (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

          (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

          (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

          (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

          (f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

     Section 9.     Compensation and Expenses of Trustee.
                    -------------------------------------

     Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

     Section 10.    Resignation and Removal of Trustee.
                    -----------------------------------

          (a) Trustee may resign at any time by written notice to Company, which shall be effective _________ [insert number] days after receipt of such notice unless Company and Trustee agree otherwise.

          (b) Trustee may be removed by Company on _________ [insert number] days notice or upon shorter notice accepted by Trustee.

          (c) Upon a Change of Control, as defined herein, Trustee may not be removed by Company for _________ [insert number] year(s).

          (d) If Trustee resigns within _________ [insert number] year(s) after a Change of Control, as defined herein, Company shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions.

          (e) If Trustee resigns or is removed within ________ [insert number] year(s) of a Change of Control, as defined herein, Trustee shall select a successor Trustee in accordance with the provisions of Section 11(b) hereof prior to the effective date of Trustee's resignation or removal.

          (f) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within _________ [insert number] days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

          (g) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

     Section 11.    Appointment of Successor.
                    -------------------------

          (a) If Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

          (b) If Trustee resigns or is removed pursuant to the provisions of Section 10(e) hereof and selects a successor Trustee, Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

          (c) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

     Section 12.    Amendment or Termination.
                    -------------------------

          (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

          (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans, unless sooner revoked or terminated in accordance with Section 1(b) or Section 12(c) hereof. Upon termination of the Trust, any assets remaining in the Trust shall be returned to Company.

          (c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plans, Company may terminate this Trust prior to the time all benefit payments under the Plans have been made. All assets in the Trust at termination shall be returned to Company.

     Section 13.    Miscellaneous.
                    --------------

          (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

          (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

          (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana.

          (d)  For purposes of this Trust, Change of Control shall mean:

               (i) the purchase or other acquisition by any person, entity or group of persons of beneficial ownership of thirty percent (30%) or more of either (1) the outstanding shares of common stock; or (2) the combined voting power of Company's then outstanding voting securities entitled to vote generally; or

               (ii) the approval by the stockholders of Company of a reorganization, merger, or consolidation with respect to which persons who were stockholders of Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote; or

               (iii) a liquidation or dissolution of Company or of the sale of all or substantially all of Company's assets.

     Section 14.    Effective Date.
                    ---------------

     The effective date of this Trust Agreement shall be _______________, 2000.













WITNESSES:                         TRUSTEE:
                                   ____________________________________



_______________________________    By:
                                   _________________________________


_______________________________


                                   COMPANY:
                                   PETROLEUM HELICOPTERS, INC.


_______________________________    By:________________________________
                                      Carroll W. Suggs
                                      Chairman of the Board and
_______________________________       Chief Executive Officer




                         ACKNOWLEDGMENT



STATE OF LOUISIANA

PARISH OF ____________________


     BE IT KNOWN, that on this _____ day of _________________, __________,

before me, the undersigned Notary Public, duly commissioned, qualified and sworn within and for the State and Parish aforesaid, personally came and appeared Carroll C. Suggs, to me known to be the duly authorized Chairman of the Board and Chief Executive Officer of Petroleum Helicopters, Inc.,

who executed the above and foregoing instrument, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that she executed the above and foregoing instrument of her own free will, as her own act and deed, for the uses, purposes and benefits therein expressed on behalf of Petroleum Helicopters, Inc., and in the capacity therein stated.


WITNESSES:                          PETROLEUM HELICOPTERS, INC.


__________________________________  BY:_________________________________
                                        Carroll W. Suggs, Chairman of the
                                        Board and Chief Executive
__________________________________      Officer





                 ______________________________
                         NOTARY PUBLIC




                         ACKNOWLEDGMENT



STATE OF LOUISIANA

PARISH OF ____________________


     BE IT KNOWN, that on this _____ day of _________________, __________,

before me, the undersigned Notary Public, duly commissioned, qualified and sworn within and for the State and Parish aforesaid, personally came and appeared _________________________________, to me known to be the duly authorized _________________________________ of Whitney Bank, who executed the above and foregoing instrument, who declared and acknowledged to me,

Notary, in the presence of the undersigned competent witnesses, that he executed the above and foregoing instrument of his own free will, as his own act and deed, for the uses, purposes and benefits therein expressed on behalf of Whitney National Bank., and in the capacity therein stated.

WITNESSES:                          WHITNEY NATIONAL BANK

__________________________________  BY:
                                    _________________________________

__________________________________



             _____________________________________
                         NOTARY PUBLIC